EXHIBIT 24

POWER OF ATTORNEY

The undersigned Director of PHOENIX FOOTWEAR GROUP, INC. does hereby constitute and appoint James Riedman, Russell Hall and Dennis Nelson, and each or any of them, the undersigned’s true and lawful attorneys-in-fact and agents, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to execute the Phoenix Footwear Group, Inc. Annual Report on Form 10-K for the fiscal year ended January 3, 2009, including any and all exhibits, schedules, supplements, certifications and supporting documents thereto, for the undersigned us as Director, to comply with the Securities Exchange Act of 1934, and the rules, regulations and requirements of the Securities and Exchange Commission in connection therewith.

/S/ FREDRICK PORT Fredrick Port	Dated: April 16, 2009

/s/ STEVEN DEPERRIOR Steven DePerrior	Dated: April 15, 2009

/s/ GREGORY HARDEN Gregory Harden	Dated: April 16, 2009

/s/ JAMES R. RIEDMAN James R. Riedman	Dated: April 16, 2009

/s/ WILHELM PFANDER Wilhelm Pfander	Dated: April 16, 2009

/s/ JOHN KRATZER John Kratzer	Dated: April 16, 2009